Exhibit 99.1

Mammoth Energy Services, Inc. Announces
Third Quarter 2025 Operational and Financial Results

OKLAHOMA CITY, OK – October 31, 2025 – Mammoth Energy Services, Inc. (NASDAQ: TUSK) (“Mammoth” or the “Company”) today reported financial and operational results for the third quarter ended September 30, 2025.

Mark Layton, Chief Financial Officer of Mammoth commented, “Mammoth continued to make meaningful progress this quarter in advancing our transformation and strengthening the foundation of the Company. During the quarter, we completed the divestiture of our Piranha assets within the Sand segment — another deliberate step in pruning the portfolio and exiting lower-return assets — while continuing to deploy capital in our aviation platform, which remains a high-return and scalable growth area for Mammoth. These actions reflect our disciplined approach to building a leaner, more efficient organization centered on consistent cash generation and long-term value creation.

“We closed the quarter with approximately $153.4 million in total liquidity and no debt, providing us with exceptional financial flexibility to navigate market conditions and pursue opportunities that align with our return thresholds. With this balance sheet strength and continued focus on operational execution, we believe Mammoth is well-positioned to build durable value and deliver sustainable performance through cycles.”

Financial Overview for the Third Quarter 2025:
Total revenue from continuing operations was $14.8 million for the third quarter of 2025 compared to $17.1 million for the third quarter of 2024 and $16.4 million for the second quarter of 2025.

Net loss from continuing operations for the third quarter of 2025 was $12.1 million, or $0.25 per diluted share, compared to $8.9 million, or $0.18 per diluted share, for the third quarter of 2024 and $35.7 million, or $0.74 per diluted share, for the second quarter of 2025.

Adjusted EBITDA from continuing operations (as defined and reconciled in the tables below) was ($4.4) million for the third quarter of 2025, compared to ($2.9) million for the third quarter of 2024 and ($2.8) million for the second quarter of 2025.

Infrastructure Services
Mammoth’s infrastructure services segment contributed revenue of $4.8 million for the third quarter of 2025 compared to $4.4 million for the third quarter of 2024 and $5.4 million for the second quarter of 2025. The increase in revenue was primarily due to an increase in fiber optic activity.

Rental Services
Mammoth’s rental services segment contributed revenue (inclusive of inter-segment revenue) of $2.8 million for the third quarter of 2025 compared to $2.2 million for the third quarter of 2024 and $3.1 million for the second quarter of 2025. The average number of pieces of equipment rented to customers was 286 for the third quarter of 2025 compared to 249 during the third quarter of 2024 and 296 during the second quarter of 2025. Additionally, during the second quarter of 2025, the Company expanded its aviation rental offerings, which contributed to the increased revenue.

Natural Sand Proppant Services
Mammoth’s natural sand proppant services segment contributed revenue of $2.7 million for the third quarter of 2025 compared to $4.9 million for the third quarter of 2024 and $5.4 million for the second quarter of 2025. In the third quarter of 2025, the Company sold approximately 122,000 tons of sand at an average sales price of $18.26 per ton compared to sales of approximately 163,000 tons of sand at an average sales price of $22.89 per ton during the third quarter of 2024. In the second quarter of 2025, sales were approximately 242,000 tons of sand at an average price of $21.41 per ton.

Accommodation Services
Mammoth’s accommodation services segment contributed revenue of $2.3 million for the third quarter of 2025 compared to $2.9 million for the third quarter of 2024 and $1.8 million for the second quarter of 2025. On average, 185 rooms utilized for the third quarter of 2025 compared to 222 during the third quarter of 2024 and 145 during the second quarter of 2025 for our accommodations services.

Drilling Services
Mammoth’s drilling services division contributed revenue of $2.3 million for the third quarter of 2025 compared to $1.6 million for the third quarter of 2024 and $0.7 million for the second quarter of 2025. The increase in drilling services revenue for the third quarter of 2025 compared to the second quarter of 2025 is primarily attributable to an increase in utilization.

Selling, General and Administrative Expense
Selling, general and administrative (“SG&A”) expense was $5.2 million for the third quarter of 2025 compared to $6.8 million for the third quarter of 2024 and $5.3 million for the second quarter of 2025. The decrease is primarily due to a decrease in legal fees.
Liquidity
As of September 30, 2025, Mammoth had unrestricted cash and cash equivalents on hand of $98.2 million and marketable securities of $12.7 million. As of September 30, 2025, the Company’s revolving credit facility was undrawn, the borrowing base was $50.0 million and there was $42.5 million of available borrowing capacity under the revolving credit facility, after giving effect to $7.5 million of outstanding letters of credit. As of September 30, 2025, Mammoth had total liquidity of $153.4 million.
As of October 29, 2025, Mammoth had unrestricted cash on hand of $106.6 million, marketable securities of $16.0 million, no outstanding borrowings under its revolving credit facility, and a borrowing base of $50.0 million. As of October 29, 2025, the Company had $44.1 million of available borrowing capacity under its revolving credit facility and total liquidity of $166.7 million.

Capital Expenditures
The following table summarizes Mammoth’s capital expenditures from continuing operations by segment for the periods indicated (in thousands):

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2025	2024	2025	2025	2024
Rental services(a)	$17,185	$127	$26,821	$44,125	$350
Infrastructure services(b)	19	—	—	120	291
Natural sand proppant services(c)	—	—	—	93	—
Accommodation services(c)	95	17	58	170	97
Drilling services(c)	—	15	19	116	100
Other(c)	—	—	—	—	227
Total capital expenditures	$17,299	$159	$26,898	$44,624	$1,065
(a)Capital expenditures primarily for expansion of our aviation rental fleet for the three and nine months ended September 30, 2025 and for the three months ended June 30, 2025 and the three and nine months ended September 30, 2024.
(b)Capital expenditures primarily for our fiber optic fleets for the periods presented.

(c)Capital expenditures primarily for maintenance for the periods presented.

Conference Call Information
Mammoth will host a conference call on Friday, October 31, 2025 at 10:00 a.m. Central time (11:00 a.m. Eastern time) to discuss its third quarter financial and operational results. The telephone number to access the conference call is 1-201-389-0872. The conference call will also be webcast live on https://ir.mammothenergy.com/events-presentations. Please submit any questions for management prior to the call via email to TUSK@vizaraadvisors.com.

About Mammoth Energy Services, Inc.
We are an integrated, growth-oriented company focused on providing products and services to our customers primarily in the oil and natural gas and infrastructure industries. Our suite of services includes rental services, infrastructure services, natural sand proppant services, accommodation services and drilling services. Our rental services segment provides a wide range of equipment used in oilfield, construction and aviation activities. Our infrastructure services segment provides engineering, design and fiber optic services to the utility industry. Our natural sand proppant services segment mines, processes and sells natural sand proppant used for hydraulic fracturing. Our accommodation services provide housing, kitchen and dining, and recreational service facilities for workers located in remote areas away from readily available lodging. Our drilling services provides directional drilling to oilfield operators. For more information, please visit www.mammothenergy.com.

Contacts:
Mark Layton, CFO
Mammoth Energy Services, Inc
investors@mammothenergy.com

Mohammed Topiwala
Vizara Advisors - Investor Relations
TUSK@vizaraadvisors.com

Forward-Looking Statements and Cautionary Statements
This news release (and any oral statements made regarding the subjects of this release, including on the conference call announced herein) contains certain statements and information that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts that address activities, events or developments that Mammoth expects, believes or anticipates will or may occur in the future are forward-looking statements. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “plan,” “estimate,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “potential,” “would,” “may,” “probable,” “likely” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this news release specifically include statements, estimates and projections regarding the Company’s business outlook and plans, future financial position, liquidity and capital resources, operations, performance, acquisitions, returns, capital expenditure budgets, plans for stock repurchases under its stock repurchase program, costs and other guidance regarding future developments. Forward-looking statements are not assurances of future performance. These forward-looking statements are based on management’s current expectations and beliefs, forecasts for the Company’s existing operations, experience and perception of historical trends, current conditions, anticipated future developments and their effect on Mammoth, and other factors believed to be appropriate. Although management believes that the expectations and assumptions reflected in these forward-looking statements are reasonable as and when made, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all). Moreover, the Company’s forward-looking statements are subject to significant risks and uncertainties, including those described in its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings it makes with the SEC, including those relating to the Company’s acquisitions and contracts, many of which are beyond the Company’s control, which may cause actual results to differ materially from historical experience and present expectations or projections which are implied or expressed by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the impact of the recent divestiture of our subsidiaries 5 Star Electric, LLC, Higher Power Electrical, LLC and Python Equipment LLC and the equipment previously used in our hydraulic fracturing business; the levels of capital expenditures by our customers and the impact of reduced completions activity on utilization and pricing for our natural sand proppant services; the volatility of oil and natural gas prices and actions by OPEC members and other exporting nations affecting commodities prices and production levels; conditions of U.S. oil and natural gas industry and the effect of U.S. energy, monetary and trade policies; U.S. and global economic conditions and political and economic developments, including the energy and environmental policies; changes in U.S. and foreign trade regulations and tariffs, including potential increases of tariffs on goods imported into the U.S., and uncertainty regarding the same; inflationary pressures; higher interest rates and their impact on the cost of capital; the failure to receive or delays in receiving the remaining payment under the settlement agreement with PREPA; risks relating to economic conditions, including concerns over a potential economic slowdown or recession; impacts of the recent federal infrastructure bill on the infrastructure industry and our infrastructure services business; the loss of or interruption in operations of one or more of Mammoth’s significant suppliers or customers; the outcome or settlement of our litigation matters and the effect on our financial condition and results of operations; the effects of government regulation, permitting and other legal requirements; operating risks; the adequacy of capital resources and liquidity; Mammoth's ability to comply with the applicable financial covenants and other terms and conditions under its revolving credit facility; weather; natural disasters; litigation; volatility in commodity markets; competition in the oil and natural gas industry; and costs and availability of resources.

Investors are cautioned not to place undue reliance on any forward-looking statement which speaks only as of the date on which such statement is made. We undertake no obligation to correct, revise or update any forward-looking statement after the date such statement is made, whether as a result of new information, future events or otherwise, except as required by applicable law.

MAMMOTH ENERGY SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

ASSETS	September 30,	December 31,
	2025	2024
CURRENT ASSETS	(in thousands, except share data)
Cash and cash equivalents	$98,167	$60,845
Marketable securities	12,733	—
Restricted cash	29,461	19,359
Accounts receivable, net	41,893	43,769
Inventories	4,269	6,848
Current assets held for sale	5,618	—
Other current assets	4,310	11,380
Current assets of discontinued operations	2,558	46,386
Total current assets	199,009	188,587

Property, plant and equipment, net	83,828	66,725
Sand reserves, net	39,713	57,273
Operating lease right-of-use assets	3,592	4,722
Other non-current assets	6,219	7,383
Noncurrent assets of discontinued operations	4,392	59,341
Total assets	$336,753	$384,031
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$12,219	$13,440
Accrued expenses and other current liabilities	17,519	26,623
Current liabilities held for sale	42	—
Current operating lease liabilities	2,693	2,900
Income taxes payable	46,634	44,570
Current liabilities of discontinued operations	1,052	26,974
Total current liabilities	80,159	114,507

Deferred income tax liabilities	2,541	3,021
Long-term operating lease liabilities	2,028	1,838
Asset retirement obligation	2,722	4,234
Other long-term liabilities	60	244
Noncurrent liabilities of discontinued operations	—	7,369
Total liabilities	87,510	131,213

COMMITMENTS AND CONTINGENCIES

EQUITY
Equity:
Common stock, $0.01 par value, 200,000,000 shares authorized, 48,194,035 and 48,127,369 issued and outstanding at September 30, 2025 and December 31, 2024, respectively	482	481
Additional paid-in capital	540,842	540,431
Accumulated deficit	(287,947)	(283,643)
Accumulated other comprehensive loss	(4,134)	(4,451)
Total equity	249,243	252,818
Total liabilities and equity	$336,753	$384,031

MAMMOTH ENERGY SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2025	2024	2025	2025	2024
	(in thousands, except per share amounts)
REVENUE
Services revenue	$11,557	$11,106	$10,458	$30,791	$33,311
Services revenue - related parties	516	1,037	575	1,168	1,171
Product revenue	2,728	4,909	5,376	14,843	13,936
Total revenue	14,801	17,052	16,409	46,802	48,418

COST, EXPENSES AND GAINS
Services cost of revenue (exclusive of depreciation, depletion, amortization and accretion of $1,493, $1,468, $1,419, $4,127 and $5,245 for the three months ended September 30, 2025, September 30, 2024, and June 30, 2025 and nine months ended September 30, 2025 and 2024, respectively)	9,776	10,151	8,686	25,889	28,991
Services cost of revenue - related parties	96	118	96	288	355
Product cost of revenue (exclusive of depreciation, depletion, amortization and accretion of $1,263, $1,688, $1,413, $3,552 and $4,105 for the three months ended September 30, 2025, September 30, 2024, and June 30, 2025 and nine months ended September 30, 2025 and 2024, respectively)	4,148	3,164	5,263	14,886	13,484
Selling, general and administrative	5,160	6,780	5,339	14,992	108,831
Depreciation, depletion, amortization and accretion	2,756	3,156	2,832	7,679	9,350
Losses (gains) on disposal of assets, net	1,874	(192)	(1,077)	(2,675)	(1,637)
Impairment of long-lived assets	—	—	31,669	31,669	—
Total cost, expenses and gains, net	23,810	23,177	52,808	92,728	159,374
Operating loss	(9,009)	(6,125)	(36,399)	(45,926)	(110,956)

OTHER INCOME (EXPENSE)
Interest income (expense and financing charges), net	922	577	400	1,434	(4,042)
Interest income (expense and financing charges), net - related parties	—	(1,642)	—	—	(4,670)
Other (expense) income, net	(1,831)	(1,108)	(628)	(2,791)	(64,624)
Total other (expense) income, net	(909)	(2,173)	(228)	(1,357)	(73,336)
Loss before income taxes	(9,918)	(8,298)	(36,627)	(47,283)	(184,292)
Provision (benefit) for income taxes	2,140	567	(934)	2,044	(12,704)
Net loss from continuing operations	(12,058)	(8,865)	(35,693)	(49,327)	(171,588)
Net (loss) income from discontinued operations, net of income taxes	(557)	(15,177)	44,541	45,023	(20,258)
Net (loss) income	$(12,615)	$(24,042)	$8,848	$(4,304)	$(191,846)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment	$(180)	$125	$478	$317	$(233)
Other comprehensive (loss) income	(180)	125	478	317	(233)
Comprehensive (loss) income	$(12,795)	$(23,917)	$9,326	$(3,987)	$(192,079)

Net loss per share from continuing operations, basic and diluted	$(0.25)	$(0.18)	$(0.74)	$(1.02)	$(3.57)
Net (loss) income per share from discontinued operations, basic and diluted	(0.01)	(0.32)	0.92	0.93	(0.42)
Net (loss) income per share, basic and diluted	$(0.26)	$(0.50)	$0.18	$(0.09)	$(3.99)
Weighted average number of shares outstanding, basic and diluted	48,358	48,127	48,225	48,245	48,044

MAMMOTH ENERGY SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Nine Months Ended
	September 30,
	2025	2024
	(in thousands)
Cash flows from operating activities:
Net loss	$(4,304)	$(191,846)
Less: Net income (loss) from discontinued operations, net of income taxes	45,023	(20,258)
Net loss from continuing operations	(49,327)	(171,588)
Adjustments to reconcile net loss from continuing operations to net cash (used in) provided by operating activities:
Stock based compensation	412	657
Depreciation, depletion, amortization and accretion	7,679	9,350
Amortization of debt origination costs	531	1,076
Change in provision for expected credit losses	37	170,731
Gains on disposal of assets, net	(2,675)	(1,637)
Gains from sales of equipment damaged or lost down-hole	(217)	(160)
Impairment of long-lived assets	31,669	—
Deferred income taxes	(480)	3,488
Other	568	724
Changes in assets and liabilities:
Accounts receivable, net	2,170	38,452
Inventories	(70)	(277)
Other assets	6,792	9,441
Accounts payable	(1,331)	3,550
Accrued expenses and other liabilities	(8,780)	(11,796)
Accrued expenses and other liabilities - related parties	—	4,647
Income taxes payable	2,066	(16,809)
Net cash (used in) provided by operating activities from continuing operations	(10,956)	39,849
Net cash provided by (used in) operating activities from discontinued operations	1,873	(548)
Net cash (used in) provided by operating activities	(9,083)	39,301

Cash flows from investing activities:
Purchases of property, plant and equipment	(44,624)	(1,065)
Proceeds from disposal of property, plant and equipment	5,465	3,881
Purchases of marketable securities	(12,660)	—
Net cash (used in) provided by investing activities from continuing operations	(51,819)	2,816
Net cash provided by (used in) investing activities from discontinued operations	110,412	(8,736)
Net cash provided by (used in) investing activities	58,593	(5,920)

Cash flows from financing activities:
Payments on financing transaction	—	(46,837)
Principal payments on financing leases and equipment financing notes	(384)	(347)
Debt issuance costs	—	(37)
Net cash used in financing activities from continuing operations	(384)	(47,221)
Net cash used in financing activities from discontinued operations	(3,838)	(4,262)
Net cash used in financing activities	(4,222)	(51,483)
Effect of foreign exchange rate on cash	73	(31)
Net increase (decrease) in cash, cash equivalents and restricted cash	45,361	(18,133)
Cash, cash equivalents and restricted cash at beginning of period	82,326	24,298
Cash, cash equivalents and restricted cash at end of period	127,687	6,165
Less: Cash, cash equivalents and restricted cash of discontinued operations at end of period	59	2,098
Cash, cash equivalents and restricted cash of continuing operations	$127,628	$4,067

MAMMOTH ENERGY SERVICES, INC.
SEGMENT INFORMATION
(in thousands)

Three Months Ended September 30, 2025	Rentals	Infrastructure	Sand	Accommodations	Drilling	Corporate, Other & Eliminations	Total
Revenue from external customers	$2,750	$4,761	$2,728	$2,280	$2,282	$—	$14,801
Intersegment revenue	16	—	—	—	—	(16)	—
Total revenue	2,766	4,761	2,728	2,280	2,282	(16)	14,801
Less expenses:
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	1,691	4,714	4,148	1,436	1,840	191	14,020
Selling, general and administrative, exclusive of stock based compensation	1,408	1,032	761	378	230	1,351	5,160
Adjusted EBITDA	$(333)	$(985)	$(2,181)	$466	$212	$(1,558)	$(4,379)

Three Months Ended September 30, 2024	Rentals	Infrastructure	Sand	Accommodations	Drilling	Corporate, Other & Eliminations	Total
Revenue from external customers	$2,146	$4,351	$4,909	$2,854	$1,557	$1,235	$17,052
Intersegment revenue	83	—	—	—	—	(83)	—
Total revenue	2,229	4,351	4,909	2,854	1,557	1,152	17,052
Less expenses:
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	1,303	3,647	3,164	1,694	1,362	2,263	13,433
Selling, general and administrative, exclusive of stock based compensation	392	988	1,498	456	336	2,891	6,561
Adjusted EBITDA	$534	$(284)	$247	$704	$(141)	$(4,002)	$(2,942)

Three Months Ended June 30, 2025	Rentals	Infrastructure	Sand	Accommodations	Drilling	Corporate, Other & Eliminations	Total
Revenue from external customers	$3,078	$5,445	$5,376	$1,767	$743	$—	$16,409
Intersegment revenue	28	—	—	—	—	(28)	—
Total revenue	3,106	5,445	5,376	1,767	743	(28)	16,409
Less expenses:
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	1,567	4,297	5,262	1,242	758	919	14,045
Selling, general and administrative, exclusive of stock based compensation	1,055	950	1,333	364	187	1,250	5,139
Adjusted EBITDA	$484	$198	$(1,219)	$161	$(202)	$(2,197)	$(2,775)

MAMMOTH ENERGY SERVICES, INC.
SEGMENT INFORMATION
(in thousands)

Nine Months Ended September 30, 2025	Rentals	Infrastructure	Sand	Accommodations	Drilling	Corporate, Other & Eliminations	Total
Revenue from external customers	$7,744	$14,881	$14,843	$6,127	$3,207	$—	$46,802
Intersegment revenue	54	—	—	—	—	(54)	—
Total revenue	7,798	14,881	14,843	6,127	3,207	(54)	46,802
Less expenses:
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	4,675	12,817	14,886	4,110	2,994	1,581	41,063
Selling, general and administrative, exclusive of stock based compensation	2,774	2,776	3,374	1,072	617	3,967	14,580
Adjusted EBITDA	$349	$(712)	$(3,417)	$945	$(404)	$(5,602)	$(8,841)

Nine Months Ended September 30, 2024	Rentals	Infrastructure	Sand	Accommodations	Drilling	Corporate, Other & Eliminations	Total
Revenue from external customers	$5,594	$13,957	$13,936	$8,474	$2,804	$3,653	$48,418
Intersegment revenue	326	—	—	—	—	(326)	—
Total revenue	5,920	13,957	13,936	8,474	2,804	3,327	48,418
Less expenses:
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	3,879	11,367	13,484	4,953	3,349	5,798	42,830
Selling, general and administrative, exclusive of stock based compensation	1,048	2,888	4,105	1,336	830	97,967	108,174
Interest on trade accounts receivable	—	—	—	—	—	60,686	60,686
Adjusted EBITDA	$993	$(298)	$(3,653)	$2,185	$(1,375)	$(161,124)	$(163,272)

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. Mammoth defines Adjusted EBITDA as net income or loss from continuing operations before depreciation, depletion, amortization and accretion, gains on disposal of assets, net, impairment of long-lived assets, stock based compensation, interest (income) expense and financing charges, other expense, net (which is comprised of interest on trade accounts receivable and certain legal expenses) and (benefit) provision for income taxes, further adjusted to add back interest on trade accounts receivable. The Company excludes the items listed above from net (loss) income from continuing operations in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within the energy service industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net (loss) income from continuing operations or cash flows from operating activities as determined in accordance with GAAP or as an indicator of Mammoth’s operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historical costs of depreciable assets. Mammoth’s computations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. The Company believes that Adjusted EBITDA is a widely followed measure of operating performance and may also be used by investors to measure its ability to meet debt service requirements.

The following table provides a reconciliation of Adjusted EBITDA to net loss from continuing operations, the most directly comparable GAAP financial measure (in thousands):

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
Reconciliation of net loss from continuing operations to Adjusted EBITDA:	2025	2024	2025	2025	2024
Net loss from continuing operations	$(12,058)	$(8,865)	(35,693)	$(49,327)	$(171,588)
Depreciation, depletion, amortization and accretion	2,756	3,156	2,832	7,679	9,350
Losses (gains) on disposal of assets, net	1,874	(192)	(1,077)	(2,675)	(1,637)
Impairment of long-lived assets	—	—	31,669	31,669	—
Stock based compensation	—	219	200	412	657
Interest (income) expense and financing charges, net	(922)	1,065	(400)	(1,434)	8,712
Other expense, net	1,831	1,108	628	2,791	64,624
Provision (benefit) for income taxes	2,140	567	(934)	2,044	(12,704)
Interest on trade accounts receivable	—	—	—	—	(60,686)
Adjusted EBITDA	$(4,379)	$(2,942)	$(2,775)	$(8,841)	$(163,272)